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                                                                    EXHIBIT 32.1


     In connection with the Quarterly Report on Form 10-Q of The First Republic Corporation of America (the "Company") for the quarter ended September 30, 2003 as filed with the Securities and Exchange Commission (the "Report"), I, Jonathan
P. Rosen, Chief Executive Officer of the Company, certify, pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

               (1) the Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

               (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




By: /s/ Jonathan P. Rosen
   -------------------------------
Name: Jonathan P. Rosen
Chief Executive Officer
November 14,  2003